As filed with the Securities and Exchange Commission on June 20, 2011.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________

CANADIAN PACIFIC RAILWAY LIMITED
(Exact name of Registrant as specified in its charter)
Canada (Province or other Jurisdiction of Incorporation or Organization)	4011 (Primary Standard Industrial Classification Code Number)	98-0355078 (I.R.S. Employer Identification Number, if any)

Suite 500, Gulf Canada Square, 401-9th Avenue S.W., Calgary, Alberta, Canada, T2P 4Z4, (403) 319-7000
(Registrant’s principal executive offices)
 CT Corporation System, 111 Eighth Avenue, New York, New York 10011, (212) 894-8940
(Agent for service in the United States)
 _____________

The Commission is requested to send copies of all communications to:

Paul A. Guthrie Canadian Pacific Railway Limited Suite 920, 401-9th Avenue S.W. Calgary, Alberta, Canada T2P 4Z4 (403) 319-6779	Kevin E. Johnson Don Tse Macleod Dixon LLP 3700 Canterra Tower 400-3rd Avenue S.W. Calgary, Alberta, Canada T2P 4H2 (403) 267-8222	Andrew J. Foley Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3078
______________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

Province of Alberta, Canada
(Principal jurisdiction regulating this offering)
______________

It is proposed that this filing shall become effective (check appropriate box below):
A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☑	at some future date (check appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).
	2.	☐
pursuant to Rule 467(b) on (      ) at (     ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (   ).

	3.	☐
pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

	4.	☑	after the filing of the next amendment to this Form (if preliminary material is being filed).
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☑

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (4)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price (1) (2) (4)	Amount of Registration fee (4)(5)
Common Shares First Preferred Shares Second Preferred Shares Subscription Receipts Warrants Units Total (3)	US$1,531,080,944	100%	US$1,531,080,944	US$177,759

(1)
There are being registered under this registration statement such indeterminate number of Common Shares, First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants and Units  as shall have an aggregate initial offering price of US$1,531,080,944.  Any securities registered by this registration statement may be sold separately or as units with other securities registered under this registration statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this registration statement.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o).
(3)
If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

(4)	US dollar amounts are calculated based on the Bank of Canada noon rate of US$1.00 = Cdn$0.9797 on June 17, 2011.
(5)
The Registrant previously paid US$75,397 in filing fees to the Commission in connection with a Registration Statement on Form F-10 (File No. 333-159945) initially filed on June 12, 2009, under which no securities were sold. Accordingly, pursuant to Rule 457(p) of the Securities Act of 1933, as amended, US$75,397 is being offset against the total registration fee due for this Registration Statement.

       The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

The information contained in this preliminary prospectus may not be complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Base Shelf Prospectus

This short form prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Canadian Pacific Railway Limited at Suite 920, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, phone (403) 319-6171 and are also available electronically at www.sedar.com.

Preliminary Short Form Prospectus Dated June 20, 2011

New Issue	June ●, 2011

CANADIAN PACIFIC RAILWAY LIMITED

$1,500,000,000
Common Shares
First Preferred Shares
Second Preferred Shares
Subscription Receipts
Warrants
Units

Canadian Pacific Railway Limited ("CPRL" or the "Corporation") may from time to time offer common shares ("Common Shares"), first preferred shares ("First Preferred Shares"), second preferred shares ("Second Preferred Shares"), subscription receipts ("Subscription Receipts"), warrants ("Warrants") and units ("Units") of the Corporation (collectively, Common Shares, First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants and Units are referred to herein as the "Securities") having an aggregate offering price of up to $1,500,000,000 (or the equivalent in United States dollars or other currencies) during the 25-month period that this short form base shelf prospectus remains valid.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange ("TSX") and on the New York Stock Exchange ("NYSE") under the symbol "CP".  There is no market through which the First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units may be sold and purchasers may not be able to resell any First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units purchased under this prospectus.  This may affect the pricing of these securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities, and the extent of issuer regulation.  See the "Risk Factors" section of the applicable prospectus supplement.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

The Corporation may sell the Securities to or through underwriters purchasing as principals and may also sell the Securities to one or more purchasers directly, in accordance with applicable securities laws, or through agents.  See "Plan of Distribution".  The prospectus supplement relating to a particular offering of Securities will identify each underwriter or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the offering price (or the manner of determination thereof if offered on a non-fixed price basis) the proceeds to the Corporation, any fees, discounts or other compensation payable to underwriters or agents and any other material terms of the plan of distribution.

Unless provided otherwise in a prospectus supplement relating to a particular offering of Securities, the underwriters of an offering of Securities may over-allot or effect transactions which stabilize the market price of the Securities at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

The Corporation is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements.  Prospective investors should be aware that such requirements are different from those of the United States.

Financial statements included or incorporated herein have been prepared in accordance with generally accepted accounting principles in the United States, and are subject to auditing and auditor independence standards in the United States and Canada.  They may not be comparable to financial statements of other Canadian companies.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and Canada.  This prospectus or any applicable prospectus supplement may not describe these tax consequences fully.  You should read the tax discussion in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely because the Corporation is incorporated in Canada, most of the Corporation's officers and directors and the experts named in this prospectus are Canadian residents, and a substantial portion of the Corporation's assets and the assets of the Corporation's officers and directors and the experts are located outside of the United States.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offence.

The registered and head office of the Corporation is located at Suite 500, 401 - 9th Avenue S.W., Calgary, Alberta, Canada T2P 4Z4.

ABOUT THIS PROSPECTUS

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in Canadian dollars, and references to "dollars" or "$" are to Canadian dollars and all references to "US$" are to United States dollars.  Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to "CPRL" or the "Corporation" mean Canadian Pacific Railway Limited and its subsidiaries on a consolidated basis.

This prospectus is part of a registration statement on Form F-10 relating to the Securities that is filed with the U.S. Securities and Exchange Commission (the "SEC").  Under the registration statement, the Corporation may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate offering price of $1,500,000,000.  This prospectus provides you with a general description of the Securities that the Corporation may offer.  Each time the Corporation sells Securities under the registration statement, the Corporation will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities.  The prospectus supplement also may add, update or change information contained in this prospectus.  Before investing, investors should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated by Reference".   This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC.  Investors may refer to the registration statement and the exhibits to the registration statement for further information with respect to CPRL and the Securities.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus.  A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of the prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is determined using generally accepted accounting principles in the United States, which is referred to as "U.S. GAAP".  U.S. GAAP differs from generally accepted accounting principles in Canada before the adoption of International Financial Reporting Standards ("IFRS"), referred to as Canadian GAAP and IFRS applied by most Canadian reporting issuers starting in 2011.  Therefore, the Corporation's comparative consolidated financial statements incorporated by reference into this prospectus may not be comparable to financial statements prepared in accordance with Canadian GAAP or IFRS.  Investors should refer to the notes to the Corporation's audited comparative consolidated financial statements for a discussion of the principal differences between the Corporation's financial results calculated under U.S. GAAP and under Canadian GAAP.

WHERE YOU CAN FIND MORE INFORMATION

Information has been incorporated by reference into this prospectus from documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of CPRL at Suite 920, 401 – 9th Avenue S.W., Calgary, Alberta, T2P 4Z4 (telephone (403) 319-6171). These documents are also available through the internet on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), which can be accessed at www.sedar.com.

The Corporation is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and in accordance therewith files reports and other information with the United States Securities and Exchange Commission (the "SEC"). Under the multijurisdictional disclosure system adopted by Canada and the United States, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Prospective investors may read any document the Corporation files with or furnishes to the SEC at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C., 20549.  Copies of the same documents may also be obtained from the public reference room of the SEC by paying a fee.  Please call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information on the public reference room.  The Corporation's filings since November 2002 are also electronically available from the SEC's Electronic Document Gathering and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov, as well as from commercial document retrieval services.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents of the Corporation, filed with the securities commission or similar authority in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

—	the annual information form of the Corporation (the "AIF") dated March 2, 2011;

—	the audited comparative consolidated financial statements of the Corporation, including the notes thereto, for the year ended December 31, 2010, together with the auditor's report thereon;

—	Management's Discussion and Analysis of the Corporation ("MD&A") for the year ended December 31, 2010;

—	the management proxy circular of the Corporation dated March 24, 2011;

—	the unaudited comparative consolidated financial statements, including the notes thereto, of the Corporation for the three months ended March 31, 2011; and

—	Management's Discussion and Analysis of the Corporation for the three months ended March 31, 2011.

Any documents of the type referred to above, any material change reports (excluding confidential material change reports) and any business acquisition reports filed by the Corporation with a securities commission or similar regulatory authority in Canada after the date of this short form prospectus and prior to termination of any offering hereunder shall be deemed to be incorporated by reference into this short form prospectus.  To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with the SEC by the Corporation on Forms 40-F, 20-F, 10-K, 10-Q, 8-K or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement relating to the securities of which this prospectus is a part.

Copies of each of the documents incorporated by reference into this prospectus may be obtained by accessing the Corporation's disclosure documents available through the Internet on SEDAR which may be accessed at www.sedar.com or by requesting a free copy of such documents by writing or calling CPRL at the following address and telephone number:  Canadian Pacific Railway Limited, Suite 920, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, Attention:  Corporate Secretary, phone (403) 319-6171.

Upon a new annual information form and the related annual audited consolidated financial statements and management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, the previous annual information form, the previous annual audited consolidated financial statements and all interim unaudited consolidated financial statements and accompanying management's discussion and analysis, material change reports and business acquisition reports filed by the Corporation prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder. Upon interim unaudited consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, all interim unaudited consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim unaudited consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of Securities hereunder and upon a new management proxy circular relating to an annual meeting of shareholders of the Corporation being filed by the Corporation with the applicable securities regulatory authorities during the term of this prospectus, the management proxy circular for the preceding annual meeting of shareholders shall be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

All shelf information permitted under applicable laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement only for the purposes of the distribution of the Securities to which the prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement.  Any statement or document so modified or superseded shall not, except to the extent so modified or superseded, be incorporated by reference and constitute a part of this prospectus.

FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein include "forward-looking information" and "forward-looking statements" within the meaning of securities laws, including the "safe harbour" provisions of the Securities Act (Ontario), the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the U.S. Exchange Act and Section 27A of the United States Securities Act of 1933, as amended.  All forward-looking information and forward-looking statements are based on the Corporation's current beliefs as well as assumptions made by and information currently available to the Corporation. Forward-looking information and forward-looking statements typically contain statements such as "anticipate", ''believe'', ''expect'', "plan" or similar words suggesting future outcomes.  Forward-looking statements in or incorporated by reference into this prospectus include, but are not limited to, statements with respect to: the Corporation's revenues and results of operations; the Corporation's strategic plan; quarterly and seasonal trends; the Corporation's capital commitments and expenditures; the Corporation's future cash flows and the availability of other sources of liquidity; interest rates and any hedging programs the Corporation undertakes in respect thereof; fuel prices and any hedging programs the Corporation undertakes in respect thereof; the impact of changes in accounting policy; the outcome of contract negotiations (including in respect of government contracts); the Corporation's pension plan funding and future contributions; the outcome of litigation; the success and cost of environmental initiatives and remediation programs; the success and impact of the Corporation's restructuring initiatives; and the Corporation's competitive environment.

By its nature, CPRL's forward-looking information involves numerous assumptions, inherent risks and uncertainties, including but not limited to the following factors:

—           changes in business strategies;

—           general North American and global economic and business conditions;

—           the availability and price of energy commodities;

—           the effects of competition and pricing pressures;

—           industry capacity;

—           shifts in market demands;

—           changes in laws and regulations, including regulation of rates;

—           changes in taxes and tax rates;

—           potential increases in maintenance and operating costs;

—           uncertainties of litigation;

—           labour disputes;

—           risks and liabilities arising from derailments;

—           timing of completion of capital and maintenance projects;

—           currency and interest rate fluctuations;

—           effects of changes in market conditions on the financial position of pension plans and liquidity of investments;

—           various events that could disrupt operations, including severe weather conditions;

—           security threats and governmental response to them; and

—           technological changes.

The risks and uncertainties of the Corporation's business, including those discussed above and incorporated by reference into this prospectus and as described under "Risk Factors" and elsewhere herein, could cause the Corporation's actual results and experience to differ materially from the anticipated results or other expectations expressed in forward-looking information and forward-looking statements. In addition, the Corporation bases forward-looking information and forward-looking statements on assumptions about future events, which may not prove to be accurate.

In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking information and forward-looking statements and should be aware that events described in the forward-looking information and forward-looking statements set out in this prospectus and the documents incorporated by reference into this prospectus may not occur.

The Corporation cannot assure prospective investors that its future results, levels of activity and achievements will occur as the Corporation expects, and neither the Corporation nor any other person assumes responsibility for the accuracy and completeness of the forward-looking information and forward-looking statements. Except as required by law, the Corporation has no obligation or intention to update or revise any forward-looking information or forward-looking statement, whether as a result of new information, future events or otherwise.

CANADIAN PACIFIC RAILWAY LIMITED

CPRL is a holding company whose direct and indirect subsidiaries operate railways in North America. The Corporation's vision is to become the safest and most fluid railway in North America.

The main operating subsidiary of the Corporation, Canadian Pacific Railway Company ("CPRC"), is one of Canada's oldest corporations and was North America's first transcontinental railway. From its inception over 125 years ago, CPRC has developed into a fully integrated and technologically advanced Class I railway (a railway earning a minimum of US$378.8 million in revenues annually) providing rail and intermodal freight transportation services over a 14,700 mile network serving the principal business centres of Canada, from Montreal, Quebec, to Vancouver, British Columbia, and the US Midwest and Northeast regions.

CPRL's registered and head office is located at Suite 500, 401 - 9th Avenue S.W., Calgary, Alberta, T2P 4Z4, Canada.

USE OF PROCEEDS

The use of proceeds from the sale of any Securities will be described in a prospectus supplement relating to the specific issuance of Securities.  The Corporation may use proceeds from the sale of Securities hereunder for repayment of existing indebtedness, capital expenditures, corporate and asset acquisitions and other general corporate purposes.  The Corporation may invest funds that it does not immediately use in short-term marketable investment grade securities or bank deposits.

DESCRIPTION OF SECURITIES

Common Shares

The holders of Common Shares are entitled to receive notice of, attend and vote at all annual and special meetings of the shareholders of the Corporation and to one vote in respect of each Common Share held at all such meetings, except at separate meetings of or on separate votes by the holders of another class or series of shares of the Corporation. The holders of the Common Shares are entitled to receive dividends if, as and when declared by CPRL's Board of Directors out of the assets of the Corporation properly applicable to the payment of dividends in such amounts and payable in such manner as the Board of Directors may from time to time determine. Subject to the rights of the holders of any other class of shares of the Corporation entitled to receive dividends in priority to or rateably with the holders of the Common Shares, the Board of Directors may in its sole discretion declare dividends on the Common Shares to the exclusion of any other class of shares of the Corporation. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, the holders of the Common Shares will, subject to the rights of the holders of any other class of shares of the Corporation entitled to receive the assets of the Corporation upon such a distribution in priority to or rateably with the holders of the Common Shares, be entitled to participate rateably in any distribution of the assets of the Corporation.

First Preferred Shares

Subject to certain limitations, the Board of Directors of the Corporation may, from time to time, issue First Preferred Shares in one or more series and determine for any such series, its designation, number of shares and respective rights, privileges, restrictions and conditions. The Board of Directors may not issue First Preferred Shares if by doing so the aggregate amount payable to the holders of such shares as a return of capital in the event of the liquidation or dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs would exceed $500,000,000. The First Preferred Shares are entitled to preference over the Common Shares, the Second Preferred Shares and any other shares ranking junior to the First Preferred Shares with respect to the payment of dividends and the distribution of assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation. Except with the consent in writing of all of the holders of First Preferred Shares which may be outstanding, no dividend can be declared and paid on or set apart for payment on the Second Preferred Shares or the Common Shares or on any other shares ranking junior to the First Preferred Shares unless and until all dividends (if any) up to and including any dividend payable for the last completed period for which such dividend is payable on each series of First Preferred Shares outstanding has been declared and paid or set apart for payment.  Except as provided by the Canada Business Corporations Act, the holders of the First Preferred Shares will not have any voting rights nor will they be entitled to receive notice of or to attend shareholders' meetings.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares are substantially identical to those attaching to the First Preferred Shares, except that the Second Preferred Shares are junior to the First Preferred Shares, and are entitled to preference over the Common Shares with respect to the payment of dividends, repayment of capital and the distribution of assets of the Corporation in the event of a liquidation, dissolution or winding up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purposes of winding up its affairs.

Subscription Receipts

Subscription Receipts may be offered separately or together with Common Shares and/or other securities of the Corporation, including Warrants.  The Subscription Receipts will be issued under a subscription receipt agreement that will be entered into by the Corporation and an escrow agent at the time of issuance of the Subscription Receipts.

A Subscription Receipt will entitle the holder thereof to receive a Common Share and/or other securities of the Corporation, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by the Corporation or one or more of its subsidiaries.  The subscription proceeds from an offering of Subscription Receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred).  Holders of Subscription Receipts will receive Common Shares and/or other securities of the Corporation upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their Subscription Receipts together with any interest or other income earned thereon.  Holders of Subscription Receipts are not shareholders of the Corporation.

The particular terms and provisions of Subscriptions Receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Subscription Receipts. This description will include, where applicable: (i) the number of Subscription Receipts offered; (ii) the price at which the Subscription Receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of Subscription Receipts will become entitled to receive Common Shares and/or other securities of the Corporation; (iv) the number of Common Shares and/or other securities of the Corporation that may be obtained upon exercise of each Subscription Receipt; (v) the designation and terms of any other securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the Subscription Receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the Subscription Receipts; and (viii) any other material terms and conditions of the Subscription Receipts including, without limitation, transferability and adjustment terms and whether the Subscription Receipts will be listed on a stock exchange.

Warrants

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a "Unit", but may be offered with Subscription Receipts or separately.  The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Corporation and a trustee at the time of issuance of the Warrants or will be represented by Warrant certificates issued by the Corporation.

A Warrant will entitle the holder thereof to receive a Common Share and/or other securities of the Corporation upon the exercise thereof and payment of the applicable exercise price.  A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.  Holders of Warrants are not shareholders of the Corporation.

The particular terms and provisions of Warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Warrants. This description will include, where applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other securities of the Corporation purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the Warrants; and (viii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a stock exchange.

Units

Units are a security comprised of one or more of the other Securities described in this prospectus offered together as a "Unit".  A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit.  The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

The particular terms and provisions of Units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such Units. This description will include, where applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

RISK FACTORS

Prospective purchasers of Securities should consider carefully the risk factors contained in and incorporated by reference into this prospectus including those described in a prospectus supplement relating to a specific offering of Securities.

Discussions of certain risks affecting the Corporation in connection with its business are provided in the Corporation's annual disclosure documents (annual information form and management's discussion and analysis) and interim management's discussion and analysis filed with the applicable regulatory authorities which are incorporated by reference into this prospectus.

CERTAIN INCOME TAX CONSEQUENCES

The applicable prospectus supplement will describe certain material Canadian federal income tax consequences to an investor who is a resident of Canada or who is a non-resident of Canada of acquiring, owning and disposing of any Securities offered thereunder, including whether the payments of dividends or other distributions will be subject to Canadian non-resident withholding tax.

The applicable prospectus supplement will also describe certain material United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a United States person (within the meaning of the United States Internal Revenue Code).

PLAN OF DISTRIBUTION

The Corporation may sell the Securities (i) to underwriters purchasing as principal; (ii) directly to one or more purchasers in accordance with applicable securities laws; or (iii) through agents.  The Securities may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing price of the Securities in a specified market, at market prices prevailing at the time of sale or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

The prospectus supplement relating to each offering of Securities will set forth the terms of the offering of those Securities, including the name or names of any underwriters or agents, the purchase price of the Securities, the proceeds to the Corporation, any underwriters' or agents' fees or other compensation, any public offering price, and any discounts or concessions allowed or re-allowed or paid.  Only underwriters or agents named in the relevant prospectus supplement are deemed to be underwriters or agents in connection with the Securities offered by that prospectus supplement.

If underwriters purchase Securities as principal, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid may be changed from time to time.

The Securities may also be sold directly by the Corporation at prices and upon terms agreed to by the purchaser and the Corporation or through agents designated by the Corporation from time to time. Any agent involved in the offering and sale of the Securities pursuant to a particular prospectus supplement will be named, and any commissions payable by the Corporation to that agent will be set forth, in such prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent would be acting on a best efforts basis for the period of its appointment.

The Corporation may agree to pay the underwriters a commission for various services relating to the issue and sale of any Securities offered by this prospectus. Any such commission will be paid out of general funds. Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof.  Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units will be a new issue of Securities with no established trading market. Unless otherwise specified in the applicable prospectus supplement, the First Preferred Shares, Second Preferred Shares, Subscription Receipts, Warrants or Units will not be listed on any stock exchange. Certain dealers may make a market in such Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given that any dealer will make a market in such Securities or as to the liquidity of the trading market, if any, for such Securities.

The prospectus supplement will set forth the intention of any underwriters or agents who participate in the distribution of the Securities to over-allot or effect transactions which stabilize the Securities' price at a higher level than that which might exist in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

PRICE RANGE AND TRADING VOLUME

The Common Shares of the Corporation are listed on the TSX and the NYSE under the symbol "CP".  The following table sets forth the price range and trading volume of the Common Shares as reported by the TSX and the NYSE for the periods indicated:

	TSX			NYSE
	High ($)	Low ($)	Volume (000s)	High (US$)	Low (US$)	Volume (000s)
2010
June	62.90	56.03	15,469,194	61.98	53.15	17,870,414
July	62.13	55.65	12,208,568	60.42	52.15	12,998,927
August	63.15	58.19	10,558,343	62.14	54.73	13,356,734
September	65.82	62.44	10,812,161	63.47	59.89	13,237,176
October	67.50	61.60	9,812,600	66.72	60.14	11,116,621
November	67.25	63.93	7,919,864	67.03	62.62	8,600,049
December	66.68	64.10	7,441,455	66.43	63.59	10,300,835
2011
January	69.48	63.98	8,224,834	69.92	63.88	8,314,500
February	68.04	64.53	6,593,948	69.07	65.64	5,720,743
March	66.22	61.04	15,108,139	68.12	61.97	17,421,834
April	63.40	59.60	10,296,421	66.48	61.57	11,028,707
May	63.66	58.78	12,755,665	66.99	60.34	10,349,303
June (1 - 17)	61.28	58.77	5,758,123	63.21	59.60	7,437,280

Note:
During the twelve-month period prior to the filing of the prospectus ended May 31, 2011, the Corporation issued 792,252 common shares upon the exercise of 792,252 stock options at a weighted average price of $47.96.

LEGAL MATTERS

Unless otherwise specified in the prospectus supplement relating to a particular offering of Securities, certain legal matters relating to Canadian law will be passed upon on behalf of the Corporation by Macleod Dixon llp, Calgary, Alberta and certain legal matters relating to United States law will be passed upon on behalf of the Corporation by Paul, Weiss, Rifkind, Wharton & Garrison llp, New York, New York.

INTEREST OF EXPERTS

The consolidated financial statements of the Corporation incorporated in this prospectus by reference have been so incorporated by reference in reliance on the audit report of PricewaterhouseCoopers LLP, chartered accountants, given on the authority of the said firm as experts in auditing and accounting.

In connection with the audit of the Corporation’s annual financial statements for the year ended December 31, 2010, PricewaterhouseCoopers LLP, the former auditors of the Corporation, confirmed that they were independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of Alberta.

CONSENT OF AUDITORS

We have read the preliminary short form base shelf prospectus of Canadian Pacific Railway Limited (the "Company") dated June 20, 2011 relating to the issue and sale of common shares, first preferred shares, second preferred shares, subscription receipts, warrants or units in an aggregate amount of up to $1,500,000,000 or the equivalent in United States dollars or other currencies (the "prospectus").  We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

We consent to the incorporation by reference, in the above-mentioned prospectus, of our report to the shareholders of the Company on the consolidated balance sheets of the Company as at December 31, 2010 and 2009 and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2010 and the effectiveness of internal control over financial reporting as of December 31, 2010.  Our report is dated February 24, 2011.

(Signed) "PricewaterhouseCoopers LLP"
Chartered Accountants

Calgary, Alberta
June 20, 2011

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

Section 124 of the Canada Business Corporations Act (the “CBCA”) provides as follows:

124. (1)  Indemnification.  A corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

(2)           Advance of Costs. A corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection (1). The individual shall repay the moneys if the individual does not fulfill the conditions of subsection (3).

(3)           Limitation. A corporation may not indemnify an individual under subsection (1) unless the individual

   (a)           acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation’s request; and

   (b)           in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

(4)           Indemnification in derivative actions. A corporation may with the approval of a court, indemnify an individual referred to in subsection (1), or advance moneys under subsection (2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the corporation or other entity as described in subsection (1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions set out in subsection (3).

(5)           Right to indemnity. Despite subsection (1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation or other entity as described in subsection (1), if the individual seeking indemnity

   (a)           was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

   (b)           fulfills the conditions set out in subsection (3).

(6)           Insurance. A corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual

   (a)           in the individual’s capacity as a director or officer of the corporation; or

   (b)           in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation’s request.

(7)           Application to court. A corporation, an individual or an entity referred to in subsection (1) may apply to a court for an order approving an indemnity under this section and the court may so order and make any further order that it sees fit.

(8)           Notice to Director. An applicant under subsection (7) shall give the Director notice of the application and the Director is entitled to appear and be heard in person or by counsel.

(9)           Other notice. On an application under subsection (7) the court may order notice to be given to any interested person and the person is entitled to appear and be heard in person or by counsel.

The by-laws of the Registrant provide that the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant, or a person who acts or acted at the Registrant’s request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the CBCA or otherwise by law.

The Registrant has entered into indemnity agreements with persons who are or have been directors or officers of the Registrant or who act or have acted, at the specific written request of the Registrant, as directors or officers, or in a similar capacity of another entity (including a partnership, trust, joint venture or other unincorporated entity), to indemnify such person to the fullest extent permitted by the CBCA or otherwise by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

EXHIBITS

Exhibit
Number        Description

4.1*
The annual information form of Canadian Pacific Railway Limited dated March 2, 2011 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.2*
Canadian Pacific Railway Limited’s audited consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2010, together with the report of the auditors thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.3*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the year ended December 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.4*
Canadian Pacific Railway Limited’s management proxy circular dated March 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on April 13, 2011, Commission File No. 001-01342).

4.5*
Canadian Pacific Railway Limited’s unaudited interim comparative consolidated financial statements for the three months ended March 31, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on April 26, 2011, Commission File No. 001-01342).

4.6*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the three months ended March 31, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on April 26, 2011, Commission File No. 001-01342).

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2***	Consent of Macleod Dixon LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

___________________

*           Previously filed.
**         Filed herewith.
***      To be filed by amendment.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

    (a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant has filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

    (b) Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the Commission by amendment to the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on this 20th day of June, 2011.

CANADIAN PACIFIC RAILWAY LIMITED

By:	/s/ Frederic J. Green
Name: Frederic J. Green
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frederic J. Green, President and Chief Executive Officer, and Kathryn B. McQuade, Executive Vice President and Chief Financial Officer, or either of them, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with  the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and  authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents or any of them or his or her substitute or substitutes may lawfully do or cause to be done by  virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on June 20, 2011.

Signature	Title

/s/ Frederic J. Green
Frederic J. Green	President, Chief Executive Officer and Director (Principal Executive Officer)

III-2

/s/ Kathryn B. McQuade
Kathryn B. McQuade	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John E. Cleghorn
John E. Cleghorn	Chairman of the Board of Directors

/s/ Tim W. Faithfull
Tim W. Faithfull	Director

/s/ Richard L. George
Richard L. George	Director

/s/ Krystyna T. Hoeg
Krystyna T. Hoeg	Director

/s/ Richard C. Kelly
Richard C. Kelly	Director

/s/ John P. Manley
The Honourable John P. Manley	Director

/s/ Linda J. Morgan
Linda J. Morgan	Director

/s/ Madeleine Paquin
Madeleine Paquin	Director

/s/ Michael E.J. Phelps
Michael E.J. Phelps	Director

/s/ Roger Phillips
Roger Phillips	Director

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/s/ David W. Raisbeck
David W. Raisbeck	Director

Hartley T. Richardson	Director

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the Registrant in the United States on this 20th day of June, 2011.

SOO LINE CORPORATION

By:	/s/ William M. Tuttle
Name: William M. Tuttle
Title: Vice President Corporate

III-5

EXHIBIT INDEX

Exhibit
Number        Description

4.1*
The annual information form of Canadian Pacific Railway Limited dated March 2, 2011 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.2*
Canadian Pacific Railway Limited’s audited consolidated balance sheets as at December 31, 2010 and 2009 and the consolidated statements of income, comprehensive income, cash flows and changes in shareholders’ equity for each of the three years in the period ended December 31, 2010, together with the report of the auditors thereon (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.3*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the year ended December 31, 2010 (incorporated by reference to the Registrant’s Annual Report on Form 40-F filed with the Commission on March 15, 2011, Commission File No. 001-01342).

4.4*
Canadian Pacific Railway Limited’s management proxy circular dated March 24, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K filed with the Commission on April 13, 2011, Commission File No. 001-01342).

4.5*
Canadian Pacific Railway Limited’s unaudited interim comparative consolidated financial statements for the three months ended March 31, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on April 26, 2011, Commission File No. 001-01342).

4.6*
Canadian Pacific Railway Limited’s Management’s Discussion and Analysis for the three months ended March 31, 2011 (incorporated by reference to the Registrant’s Current Report on Form 6-K, filed with the Commission on April 26, 2011, Commission File No. 001-01342).

5.1**	Consent of PricewaterhouseCoopers LLP.

5.2***	Consent of Macleod Dixon LLP.

6.1**	Powers of Attorney (included on the signature page of this Registration Statement).

____________________

*           Previously filed.
**         Filed herewith.
***      To be filed by amendment.

III-6